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                                                                    EXHIBIT 10.7

                                                                       EXECUTION
                                                                            COPY

                              SUBSIDIARY GUARANTEE

            SUBSIDIARY GUARANTEE, dated as of April 27, 2005 (as the same may be amended, restated, supplemented or otherwise modified from time to time, this "Subsidiary Guarantee"), made by North American Airlines, Inc., a Delaware corporation (the "Subsidiary Guarantor"), in favor of the Guaranteed Parties (as defined below).

            All capitalized terms used herein and not otherwise defined herein shall have the meanings provided for such terms in the Loan Agreement, dated as of December 30, 2003 (the "Original Loan Agreement"), as amended by that certain Amendment No. 1 and Waiver to Loan Agreement (the "Amendment") (and together with the Original Loan Agreement, the "Loan Agreement", as the same may be amended, restated, supplemented or otherwise modified from time to time) among World Airways, Inc., a Delaware corporation, as Borrower; World Air Holdings, Inc.; World Airways Parts Company, LLC; the Subsidiary Guarantor; Govco Incorporated, a Delaware corporation, as Primary Tranche A Lender; Citibank, N.A. as Alternate Tranche A Lender, Collateral Agent and Agent; Citicorp USA, Inc. as Tranche B Lender; Citicorp North America, Inc. as Govco Administrative Agent; Phoenix American Financial Services, Inc., as Loan Administrator; and Air Transportation Stabilization Board, created pursuant to Section 102 of the Act (as defined therein) (the "Board").

                                   WITNESSETH:

            WHEREAS, Section 5.15 of the Loan Agreement provides that, among other things, within thirty (30) days following the acquisition of a Subsidiary, other than with respect to (a) a Subsidiary which is a "controlled foreign corporation" under Section 957 of the Internal Revenue Code or (b) an Unrestricted Subsidiary, such Subsidiary shall execute and deliver to the Agent and the Board a Subsidiary Guarantee in the form of Exhibit I to the Loan Agreement dated no later than thirty (30) days following such acquisition;

            WHEREAS, pursuant to that certain Stock Purchase Agreement dated as of April 27, 2005 among Parent, the Subsidiary Guarantor and Dan McKinnon, individually and as trustee of the Dan and Janice McKinnon Family Trust dated January 15, 2005, Parent has acquired all of the outstanding shares of common stock of the Subsidiary Guarantor;

            WHEREAS, it is a condition precedent to the Amendment that the Subsidiary Guarantor shall have executed and delivered this Subsidiary Guarantee; and

            WHEREAS, the Subsidiary Guarantor is entering into this Subsidiary Guarantee to satisfy the condition described in the preceding paragraph and in order to comply with Section 5.15 of the Loan Agreement.

            NOW, THEREFORE, in consideration of the premises contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Subsidiary Guarantor hereby agrees as follows:

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      SECTION 1. Guarantee. (a) The Subsidiary Guarantor hereby absolutely, unconditionally and irrevocably guarantees, as primary obligor and not merely as surety, the punctual payment when due, whether at stated maturity, by acceleration or otherwise, of all (i) Obligations of the Borrower to the Agent, the Lenders, the Supplemental Guarantor, the Govco Administrative Agent, the Loan Administrator or the Board (together with their respective permitted successors and assigns, each individually, a "Guaranteed Party" and collectively, the "Guaranteed Parties") arising under or in respect of the Loan Documents or the Notes (collectively, the "Agreements") now or hereafter existing or arising, whether for principal, interest, fees, expenses or otherwise, including for amounts owed to the Board or any of its permitted successors and assigns as a result of a payment under the Board Guarantee, and
(ii) any and all expenses (including reasonable counsel fees and expenses) actually incurred by any Guaranteed Party in enforcing any rights under this Subsidiary Guarantee (all of the foregoing, collectively, the "Guaranteed Obligations"). It is the intention of the parties hereto that in no event shall the Subsidiary Guarantor's obligations under this Subsidiary Guarantee constitute or result in a violation of any applicable fraudulent conveyance or similar law of any relevant jurisdiction. Therefore, in the event that this Subsidiary Guarantee would, but for the preceding sentence, constitute or result in such violation, then the liability of the Subsidiary Guarantor under this Subsidiary Guarantee shall be reduced to the maximum amount permissible under the applicable fraudulent conveyance or similar laws. The Subsidiary Guarantor agrees that in the event that any payment shall be required to be made by it under this Subsidiary Guarantee and by the Parent pursuant to the Parent Guarantee or any other Subsidiary pursuant to other Subsidiary Guarantees (as applicable), it will contribute, to the maximum extent permitted by applicable fraudulent conveyance or similar laws, in order that such contribution will not result in a fraudulent transfer or conveyance, such amount to the Parent and/or such other Subsidiaries so as to maximize the aggregate amount paid to the Agent, the Lenders and the Board under this Subsidiary Guarantee, the Parent Guarantee and the Notes. Any and all payments by the Subsidiary Guarantor hereunder shall be made free and clear of and without deduction for any set-off or counterclaim, or Taxes as and to the extent provided in Section 2.12 of the Loan Agreement as if each reference to the "Borrower" therein were a reference to the Subsidiary Guarantor.

            (b) The Subsidiary Guarantor unconditionally and irrevocably guarantees the payment of any and all of the Guaranteed Obligations to the Agent as agent for the Guaranteed Parties whether or not due or payable by the Borrower upon the occurrence of any of the events specified in Section 7.1 of the Loan Agreement or otherwise, and unconditionally and irrevocably promises to pay such Guaranteed Obligations to the Agent as agent for the Guaranteed Parties, or to its order, on demand, in lawful money of the United States.

      SECTION 2. Guarantee Continuing and Absolute, (a) The Subsidiary Guarantor guarantees that the Guaranteed Obligations will be paid strictly in accordance with the terms of the Agreements, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the obligations of the Borrower or the rights of the Agent or any Guaranteed Party with respect thereto. This is a continuing guarantee of payment and not of collection, and the liability of the Subsidiary Guarantor under this Subsidiary Guarantee shall be absolute and unconditional, in accordance with the terms hereof and shall remain in full force and effect without regard to, and shall not be released, suspended, discharged, terminated or otherwise affected by, any circumstance or occurrence whatsoever

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(whether taking place or occurring with or without notice to or the consent of the Subsidiary Guarantor which notice is hereby waived by the Subsidiary Guarantor), including, without limitation: (i) any lack of validity or enforceability of the Agreements or any other agreement or instrument relating to the Agreements; (ii) any change in the time, place or manner of payment of, or in any other term of, all or any of the Guaranteed Obligations, or any other amendment or waiver of or any consent to, or any departure from, the Agreements, including, without limitation, any increase in the Guaranteed Obligations resulting from the extension of additional credit to the Borrower; (iii) any taking, any exchange, release or non-perfection of any collateral, or any taking, release, or amendment or waiver of, or consent to, departure from any other guarantee, for all or any of the Guaranteed Obligations or any failure by the Agent or any of the Guaranteed Parties to take any steps to preserve or perfect its rights to or in any collateral securing the obligations of the Borrower under the Agreements or the Subsidiary Guarantor hereunder; (iv) any manner of application of collateral, or proceeds thereof, to all or any of the Guaranteed Obligations, or any manner of sale or other disposition of any collateral for all or any part of the Guaranteed Obligations or any other assets of the Obligors, or any of their Subsidiaries; (v) any change, restructuring or termination of the corporate structure or existence of the Subsidiary Guarantor, the Obligors, or any of their respective Subsidiaries; (vi) the voluntary or involuntary liquidation, sale or other disposition of all or any portion of the assets of the Obligors, or the receivership, insolvency, bankruptcy, reorganization or similar proceeding affecting the Obligors or any of their assets; (vii) any termination of or change in any relationship between the Subsidiary Guarantor and the Borrower or Parent; (viii) any change of circumstances, whether or not foreseeable and whether or not such change does or might vary the risk of the Subsidiary Guarantor hereunder; (ix) any exercise, delay in the exercise or waiver of, forbearance or other indulgence with respect to, or any election not to, or failure to, exercise, any right, remedy or power available to the Agent or any of the Guaranteed Parties hereunder or under any of the Agreements; or (x) any other circumstance which might otherwise constitute a defense available to, or a discharge of, the Borrower, Parent or the Subsidiary Guarantor.

            (b) This Subsidiary Guarantee shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Guaranteed Obligations is rescinded or must otherwise be returned by the Agent and the Guaranteed Parties for any reason including upon the insolvency, bankruptcy or reorganization of the Borrower, Parent or the Subsidiary Guarantor or otherwise, all as though such payment had not been made and the Subsidiary Guarantor agrees to indemnify the Agent and each Guaranteed Party for all costs and expenses incurred by the Agent or the Guaranteed Party in connection with such rescission or return. To the extent permitted by applicable law, the Subsidiary Guarantor hereby expressly waives the benefit of any applicable statute of limitations and agrees that it shall be liable hereunder whenever such rescission or return of payment occurs.

            (c) The Subsidiary Guarantor further agrees that this is a guarantee of payment and not of collection. The Agent may require payment by the Subsidiary Guarantor and enforce the obligations of the Subsidiary Guarantor hereunder without first being required to enforce any claim against the Borrower or resort to any security or other credit support for the Guaranteed Obligations.

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      SECTIONS 3. Waiver.

            (a) To the extent permitted by applicable law, the Subsidiary Guarantor hereby waives (i) promptness, diligence, notice of acceptance and, except to the extent expressly provided for under any of the other Loan Documents, any other notice with respect to any of the Guaranteed Obligations and this Subsidiary Guarantee, including any notice of default, demand, dishonor, presentment or protest, (ii) all defenses and discharges of a guarantor or surety, including all defenses based on or arising out of any defense of the Borrower or the unenforceability of the Guaranteed Obligations or any part thereof from any cause, or the cessation from any cause of the liability of the Borrower, other than the final and indefeasible payment in full in cash of the Guaranteed Obligations, and (iii) any requirement that the Agent or any Guaranteed Party protect, secure, perfect or insure any security interest or lien on any property subject thereto or exhaust any right or take any action against the Borrower, or any other person or entity or any collateral.

            (b) The Guaranteed Parties may, at their election, foreclose on any security held by them or for their benefit in one or more judicial or nonjudicial sales, accept an assignment of any such security in lieu of foreclosure, compromise or adjust any part of the Guaranteed Obligations, make any other accommodation with the Borrower or any other guarantor or exercise any other right or remedy available to them against the Borrower or any other guarantor, without affecting or impairing in any way the liability of the Subsidiary Guarantor hereunder except to the extent the Guaranteed Obligations have been fully, finally and indefeasibly paid in cash. The Subsidiary Guarantor waives any defense arising out of any such election even though such election operates, pursuant to applicable law, to impair or to extinguish any right of reimbursement or subrogation or other right or remedy of the Subsidiary Guarantor against the Borrower or any other guarantor, as the case may be, or any security.

      SECTION 4. Subordination of Subrogation. The Subsidiary Guarantor hereby irrevocably agrees to subordinate any Subrogation Rights (as defined below) to the rights of the Agent or any Guaranteed Party to recover from the Borrower all Obligations, including for amounts owed to the Board or any of its permitted successors and assigns as a result of a payment under the Board Guarantee. "Subrogation Rights" shall mean any and all rights of subrogation, reimbursement, exoneration, contribution or indemnification, any right to participate in any claim or remedy of the Agent or the Guaranteed Parties or any collateral which any Guaranteed Party or the Agent now has or hereafter acquires in connection with the payment, performance or enforcement of the Subsidiary Guarantor's obligations under this Subsidiary Guarantee, whether or not such claim, remedy or right arises in equity, or under contract, statute or common law, including the right to take or receive, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim or other rights. To effectuate such subordination, the Subsidiary Guarantor hereby agrees that it shall not be entitled to exercise any Subrogation Rights or to receive any payment by the Borrower in respect of any Guaranteed Obligations until all of the Guaranteed Obligations have been indefeasibly paid in full. If any amount shall be paid to the Subsidiary Guarantor in violation of the preceding sentence and the Guaranteed Obligations shall not have been paid in full or any commitment of any Lender under any of the Agreements shall not have been irrevocably terminated, such amount shall be deemed to have been paid to the Subsidiary Guarantor for the benefit of, and held in trust for, the Agent for the benefit of the Guaranteed

                                      -4-
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Parties, and shall forthwith be paid to the Agent to be credited and applied to the Guaranteed Obligations, whether matured or unmatured. The Subsidiary Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by the Agreements and that the subordination set forth in this Section is knowingly made in contemplation of such benefits.

      SECTION 5. Representations and Warranties. The Subsidiary Guarantor represents and warrants that all representations and warranties made with respect to it in the Loan Agreement and each other Loan Document are true and correct.

      SECTION 6. Certain Covenants.

            (a) Subject to the provisions of the Loan Agreement, the Subsidiary Guarantor will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and the corporate, partnership or other existence of the Borrower and the rights (charter and statutory) and franchises of the Subsidiary Guarantor and the Borrower.

            (b) The Subsidiary Guarantor shall comply with the terms and conditions of the Agreements applicable to it as if it were a party to the Agreements.

            (c) The Subsidiary Guarantor shall not consolidate or merge into any other Person or sell, convey, transfer or lease all or substantially all of its assets to any Person unless, if the Subsidiary Guarantor is not the surviving entity, such Person executes an agreement in form and substance satisfactory to the Guaranteed Parties pursuant to which it assumes all of the obligations of the Subsidiary Guarantor under this Subsidiary Guarantee.

      SECTION 7. Notices. All communications and notices hereunder shall be in writing and given as provided in the Loan Agreement.

      SECTION 8. No Waiver: Remedies Cumulative: Enforcement. (a) No failure or delay on the part of any Guaranteed Party in exercising any right, power or privilege hereunder and no course of dealing between the Subsidiary Guarantor and the Agent or any other Guaranteed Party shall operate as a waiver of any such right, power or privilege; nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Agent or any Guaranteed Party of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Agent or such Guaranteed Party would otherwise have on any future occasion. Each and every right, power and remedy of the Agent and Guaranteed Parties provided for in this Subsidiary Guarantee, any document executed in connection with the Agreements, or now or hereafter existing at law or in equity or by statute shall be cumulative and concurrent and shall be in addition to every other such right, power or remedy. The exercise or beginning of the exercise by the Agent of any one or more of the rights, powers or remedies provided for in this Subsidiary Guarantee, any other document executed in connection with the Agreements or now or hereafter existing at law or in equity or by statute or otherwise shall not preclude the simultaneous or later exercise by the Agent of all such other rights, powers or remedies, and no failure or delay on the part of the Agent to exercise any such right, power or

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remedy shall operate as a waiver thereof. No notice to or demand on the
Subsidiary Guarantor in any case shall entitle the Subsidiary Guarantor to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Agent to any other or further action in any circumstances without notice or demand.

            (b) Notwithstanding any other provision hereof to the contrary, each of the parties hereto and the Guaranteed Parties agrees (i) that this Subsidiary Guarantee may be enforced only by the action of the Agent; and (ii) that the rights and responsibilities of the Agent under this Subsidiary Guarantee with respect to the taking of any action hereunder or the exercise or non-exercise by the Agent of any right, power or remedy hereunder or arising hereunder, including with respect to the enforcement of this Subsidiary Guarantee, may be exercised by the Agent only with the consent of and shall be exercised by the Agent upon the instructions of the Board, or if the Board Guarantee is no longer in effect and all obligations to the Board thereunder and under the Loan Documents have been satisfied in full, the Requisite Lenders, in each case, in accordance with the applicable terms of the Board Guarantee and the Loan Agreement.

            (c) Any payments made hereunder shall be allocated in accordance with the provisions of the Loan Agreement.

      SECTION 9. Continuing Guarantee; Transfer of Obligations. This Subsidiary Guarantee is a continuing guarantee and shall (i) remain in full force and effect until the indefeasible payment in full of the Guaranteed Obligations and all other amounts payable under this Subsidiary Guarantee, (ii) be binding upon the Subsidiary Guarantor, its successors and assigns, and (iii) inure to the benefit of the Guaranteed Parties and their permitted successors, transferees and assigns and be enforceable by the Agent on their behalf; provided that the Subsidiary Guarantor may not assign or transfer this Subsidiary Guarantee or any of its interests or obligations hereunder. Without limiting the generality of the foregoing clause (iii), the rights of the Guaranteed Parties to assign, and their obligations with respect to assignments of, any of their rights or obligations under the Agreements, including any assignment of or under the Board Guarantee, shall be determined solely in accordance with the applicable terms of the Agreements and the Board Guarantee.

      SECTION 10. Governing Law. This Subsidiary Guarantee and the rights and obligations of the parties hereto shall be governed by, and construed in accordance with, the law of the State of New York; provided, that the rights and obligations of the Board hereunder shall be governed by, and construed in accordance with, the Federal law of the United States of America, if and to the extent such Federal law is applicable, and otherwise in accordance with the law of the State of New York.

      SECTION 11. Submission to Jurisdiction; Service of Process.

            (a) Any legal action or proceeding with respect to this Subsidiary Guarantee may be brought in the courts of the State of New York or of the United States of America for the Southern District of New York, and, by execution and delivery hereof, the Subsidiary Guarantor hereby accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts. The parties hereto hereby irrevocably waive any objection,

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including any objection to the laying of venue or based on the grounds of forum non conveniens, which any of them may now or hereafter have to the bringing of any such action or proceeding in such respective jurisdictions.

            (b) The Subsidiary Guarantor hereby irrevocably consents to the service of any and all legal process, summons, notices and documents in any suit, action or proceeding brought in the United States of America arising out of or in connection with this Subsidiary Guarantee by the mailing (by registered or certified mail, postage prepaid) or delivering of a copy of such process to the Subsidiary Guarantor in accordance with the provisions of Section 7. The Subsidiary Guarantor agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

            (c) Nothing contained in this Section 11 shall affect the right of the Agent or any Guaranteed Party to serve process in any other manner permitted by law or commence legal proceedings or otherwise proceed against the Subsidiary Guarantor in any other jurisdiction.

      SECTION 12. Waiver of Trial by Jury. THE SUBSIDIARY GUARANTOR HEREBY IRREVOCABLY WAIVES, TO THE EXTENT ALLOWED BY LAW, ALL RIGHT OF TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR IN CONNECTION WITH THIS SUBSIDIARY GUARANTEE OR THE OTHER LOAN DOCUMENTS.

      SECTION 13. Waivers and Amendments. None of the terms or provisions of this Subsidiary Guarantee may be waived, amended, supplemented or otherwise modified except by a written instrument executed by the Subsidiary Guarantor and acknowledged and agreed to by the Agent and the Board, or if the Board Guarantee is no longer in effect and all obligations to the Board thereunder and under the Loan Documents have been satisfied in full, by the Subsidiary Guarantor and acknowledged and agreed to by the Agent, acting on instructions of the Requisite Lenders; provided that any provision of this Subsidiary Guarantee may be waived by a written instrument executed by the Agent and the Board, or if the Board Guarantee is no longer in effect and all obligations to the Board thereunder and under the Loan Documents have been satisfied in full, the Agent, acting on instructions of the Requisite Lenders. Any such amendment, supplement, modification or waiver shall be binding upon the Subsidiary Guarantor, the Agent and all future holders of the Guaranteed Obligations.

      SECTION 14. Severability. In case any provision in or obligation under this Subsidiary Guarantee or the Guaranteed Obligations shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations in such jurisdiction, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

      SECTION 15. Right of Setoff. If an Event of Default shall have occurred and be continuing, the Agent, the Board and each Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, but subject to Section 10.5 of the Loan Agreement, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other Indebtedness at any time owing by such party to or for the credit or

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the account of the Subsidiary Guarantor against any or all of the obligations of the Subsidiary Guarantor now or hereafter existing under this Subsidiary Guarantee and the other Loan Documents held by such party, irrespective of whether or not such party shall have made any demand under this Subsidiary Guarantee or any other Loan Document and although such obligations may be unmatured. The rights of each such party under this Section 15 are in addition to other rights and remedies (including other rights of setoff) which such party may have.

      SECTION 16. Further Assurances. The Subsidiary Guarantor shall from time to time, at its own cost and expense, do and perform such other and further acts and duly execute and delivery such further documents and assurances as may be required by applicable laws or reasonably requested by the Board or the Agent to establish, maintain and protect the respective rights and remedies of each such party and to carry out the intent and purpose of this Subsidiary Guarantee or any other Loan Document.

      SECTION 17. Rules of Interpretation. The rules of interpretation specified in the Loan Agreement shall be applicable to this Subsidiary Guarantee.

      SECTION 18. Counterparts. This Subsidiary Guarantee may be executed in any number of counterparts and by different parties in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are attached to the same document. Delivery of an executed signature page of this Subsidiary Guarantee by facsimile transmission shall be as effective as delivery of a manually executed counterpart hereof.

                  (Remainder of page intentionally left blank)

            IN WITNESS WHEREOF, the Subsidiary Guarantor has duly executed this Subsidiary Guarantee as of the day and year first above written.

                                                   NORTH AMERICAN AIRLINES, INC.

                                                   By: /s/
                                                       -------------------------
                                                       Name:
                                                       Title:

Accepted:

AIR TRANSPORTATION STABILIZATION
BOARD

By: /s/ Mark R. Dayton
    -------------------------
    Name: Mark R. Dayton
    Title: Executive Director

CITIBANK, N.A., as Agent

By; /s/
    -------------------------
    Name:
    Title: